EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (the "Agreement") is made and entered into as of January 1, 2004 (the "Effective Date"), by and between Lawson Products, Inc. with its principal corporate offices at 1666 East Touhy Ave., Des Plaines, IL (the "Company") and Robert J. Washlow (the "Executive").

     1. Term of Employment. The Company hereby employs the Executive for 5 years, commencing as of the Effective Date, unless sooner terminated by either party in accordance with the terms of paragraphs 4 and 5 below. The Agreement will be self renewing from year to year after the initial term unless terminated by either party in accordance with the terms of paragraphs 4 and 5 below.

     2. Position and Duties. During the term of this Agreement, the Executive will serve as Chief Executive Officer of the Company, or in such other capacity mutually agreed between the Executive and the Company by written amendment of this Agreement. The Executive's duties and authorities will consist of all duties and authority customarily performed and held by persons holding equivalent positions in companies similar in nature and size to the Company as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Company (the "Board"). Executive will report solely to the Board.

     3. Compensation.

          (a) Base Salary. The Executive will receive a base salary of $650,000 per annum, payable in accordance with the Company's payroll schedule as may be in effect from time to time during the term of this Agreement. The base salary will be subject to periodic review, and may be increased, but not decreased by the Company at any time.

          (b) Bonuses. The Executive will also be eligible for additional performance based compensation based upon Executive's ability to meet or exceed the targeted expectations applicable to his position, as a reward for his performance and contributions, as the Compensation Committee of the Board in its sole discretion may determine is appropriate.

          (c) Business Expenses. The Company will reimburse the Executive for authorized business expenses necessarily and reasonably incurred on behalf of the Company and which are documented in accordance with Company policy. Executive will cause a summary of such expenses to be submitted to the Audit Committee of the Board annually.

          (d) Stock Options. The Executive will be eligible for stock options, stock awards or other such equity-based compensation opportunities from time to time during his employment in the sole discretion of the Compensation Committee of the Board.

          (e) Benefits. The Executive may participate at his election from time to time in group health, dental, disability, life insurance, profit sharing, 401(k), "executive deferral" plan, flexible spending and other benefit plans offered by the Company from time to time, subject to the terms, conditions and eligibility restrictions of the plans in effect from time to time and upon payment of any required employee contribution to the cost of coverage.

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     4. Termination.

          (a) Termination for Cause. The Company may terminate the Executive's employment by the Company for "Cause." Termination for "Cause" by the Company will mean: (1) the Executive's theft or embezzlement of the Company's money, equipment or securities, provided, however, good faith disagreements concerning the Executive's business expenses will not constitute theft or embezzlement; (2) the Executive being found guilty of a felony (other than a traffic violation);
(3) the Executive's willful and deliberate act or omission or gross negligence which results in material injury to the Company; (4) material breach of any of the Executive's obligations under the Agreement, which has not been cured within 30 days of written notice thereof to the Executive; or (5) the Company receives from the Executive notice of voluntary termination by the Executive without "Good Reason" pursuant to paragraph 4(f).

          (b) Termination for Good Reason by Executive. The Executive may terminate his employment by the Company for "Good Reason," Termination for "Good Reason" by the Executive will mean the occurrence or failure to cause the occurrence, without the Executive's express written consent, of any of the following circumstances unless such circumstances are fully corrected within 30 days of the Executive giving written notice thereof: (1) any demotion of the Executive or any reduction in the Executive's authority or responsibility, except in connection with the termination of the Executive's employment for Cause, as a result of the Executive's Disability or death, or temporarily as a result of the Executive's illness; (2) relocation of the principal employment location of more than 25 miles from the Company's current principal place of business without the consent of the Executive; or (3) reduction of then current annual base compensation, material modification to any of Company's incentive plans which modification results in a material reduction in Executive's incentive compensation under such plan or plans, or reduction in benefits by Company other than amendments or modifications by Company to any of its benefit plans in the ordinary course of business,

          (c) Termination Due to Death. The Agreement will terminate upon the death of Executive, except as to payments due hereunder or under any benefit plan of Company in which the Executive was then participating through the date of Executive's death, to Executive's estate or to his beneficiaries which obligations shall survive.

          (d) Termination Due to Disability. The Agreement will terminate upon the "Disability" of the Executive. "Disability" will mean the Executive's inability, as a result of physical or mental incapacity, to substantially perform the essential functions of his position hereunder for a period of either 6 consecutive months or 180 business days within a consecutive 12 month period. In the event of a dispute regarding whether the Executive is disabled, the dispute shall be resolved through arbitration as provided in paragraph 9 below, provided, however, that the arbitrator shall be a duly licensed medical doctor.

          (e) Termination Without Cause by the Company. The Company may terminate the Executive's employment without cause upon written notice to Executive.

          (f) Voluntary Termination by Executive Without Good Reason. The Executive may voluntarily terminate his employment by the Company upon 60 days

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written notice to the Company. The Company may then terminate the Executive on or after the date it receives such notification.

          (g) Termination by the Company or the Executive Due to Change in Control. The Executive may terminate his employment by the Company or the Company may terminate the Executive's employment due to a Change in Control, all under the circumstances provided in Section 5(e) below. For purposes hereof, a "Change in Control" shall be deemed to have occurred if:

               (i) any "person" or "group" of "persons" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), other than Sidney L. Port, Ronald B. Port, Roberta Washlow and Sandra Errant, or any of them and/or their respective spouses, children, heirs, assigns or affiliates (the `Port Group"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing voting power of the then outstanding voting securities of the Company greater than the voting power of the Port Group; or

               (ii) there is a merger, consolidation or reorganization involving the Company, or any direct or indirect subsidiary of the Company, unless:

                    (A) the stockholders of the Company immediately before such merger, consolidation or reorganization will own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation or reorganization; and

                    (B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation (or parent thereof); and

                    (C) no "person" or "group" of "persons" as defined above, other than the Port Group, is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or parent thereof); or

               (iii) there is a complete liquidation or dissolution of the Company without a successor; or

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               (iv) there is a sale or other disposition of all or substantially all of the assets of the Company to an entity other than an entity:

                    (A) of which at least fifty percent (50%) of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their then current ownership of the voting securities of the Company; and

                    (B) of which a majority of the board of directors is comprised of the individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such sale or disposition; and

                    (C) of which no "person" or "group" of "persons" as defined above, other than the Port Group, is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation (or parent thereof); or

               (v) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by Company stockholders, was approved by a vote of at least four-fifths (4/5) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless any such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

     5. Payments Due Upon Termination.

          (a) Payments Due Upon Termination for Cause by the Company or by Voluntary Termination Without Good Reason by Executive. If the Company terminates Executive for "Cause" pursuant to paragraph 4(a) above or Executive terminates his employment voluntarily without "Good Reason" pursuant to paragraph 4(f) above, the Company shall have no obligation to Executive except:
(i) the Company shall pay Executive any accrued and unpaid Base Salary and any accrued and unused vacation pay through the effective date of Executive's termination, and any other monies owed to or accrued for the benefit of Executive by the Company, including monies owed pursuant to any plan or benefits provided by or through the Company in which Executive was then participating at that time; (ii) Executive shall be entitled to exercise any vested stock options, stock appreciation rights and stock performance rights; and (iii) Executive shall be entitled to all post-employment benefits required under applicable law.

          (b) Payments Due Upon Termination for Good Reason by Executive or Without Cause by the Company. If Executive terminates his employment with the Company for "Good Reason" pursuant to paragraph 4(b) above or the Company terminates Executive Without "Cause" pursuant to paragraph 4(e) above, the

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Company shall have no obligation to Executive except: (i) the Company shall pay
Executive a lump sum payment equal to two times the Executive's then current annual base salary and most recent annual bonus; (ii) the Company shall pay Executive any accrued and unpaid Base Salary, any accrued and unpaid bonus, and accrued and unused vacation pay through the effective date of Executive's termination, and any other monies owed to or accrued for the benefit of Executive by the Company, including monies owed pursuant to any plans or benefits provided by or through the Company in which Executive was then participating at that time; (iii) all previously unvested stock options, stock appreciation rights and stock performance rights then owned by Executive shall immediately vest and become fully exercisable as of the date of termination for a period of one year; (iv) Executive shall continue to be covered (or to have the right to maintain his own coverage), at the Company's expense for health, medical and term life insurance as provided in paragraph 3(e) above, on the same basis as prior to the termination, including any dependant coverage, to the later of the third anniversary date of the effective date of termination of Executive, and the date on which Executive and Executive's spouse have both attained age 65; and (v) Executive shall be entitled to all post-employment benefits required under applicable law.

          (c) Payments Due Upon Termination Due to Death. If the Agreement is terminated due to death pursuant to paragraph 4(c) above, the Company shall have no obligation to Executive, except the Company shall pay Executive's estate or his beneficiaries: (i) a lump sum payment equal to two times Executive's then current annual base salary; (ii) any accrued and unpaid Base Salary and accrued and unused vacation pay through the date of Executive's death, and any other monies owed to or accrued for the benefit of Executive by the Company, including monies owed pursuant to any plans or benefits provided by or through the Company in which Executive was then participating at the time of death; and (iii) all previously unvested stock options, stock appreciation tights and stock performance rights then owned by Executive shall immediately vest and become fully exercisable as of the date of termination for a period of one year. Notwithstanding the foregoing, in the event of termination of the Agreement due to Executive's death, Executive's spouse shall be entitled to continue to be covered (or have the right to maintain her own coverage) at the Company's expense for health and medical insurance on the same basis as prior to the termination until Executive's spouse attains age 65.

          (d) Payments Due Upon Termination Due to Disability. If the Agreement is terminated due to "Disability" pursuant to paragraph 4(d) above, the Company shall have no obligation to Executive, except the Company shall pay Executive:
(i) continued then current annual base salary for 36 months, provided, however, while the Company is making such payments, the Company will be entitled to receive in money or by credit against such payments a sum equal to any long-term disability insurance benefits paid to or for the benefit of Executive for such period; (ii) any accrued and unpaid Base Salary and accrued and unused vacation pay through the date of Executive's termination due to Disability, and any other monies owed to or accrued for the benefit of Executive by the Company, including monies owed pursuant to any plans or benefits provided by or through the Company in which Executive was then participating at the time of disability; (iii) all previously unvested stock options, stock appreciation tights and stock performance rights then owned by Executive shall immediately vest and become fully exercisable as of the date of termination for a period of one year; and
(iv) Executive shall be entitled to all post-employment benefits required under applicable law. Notwithstanding the foregoing, in the event of termination of the Agreement due to Executive's disability, Executive and Executive's spouse

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shall be entitled to continue to be covered (or have the right to maintain their own coverage) at the Company's expense for health and medical insurance on the same basis as prior to the termination until Executive and Executive's spouse each attains age 65.

          (e) Payments Due Upon Termination Due To Change in Control. In the event of a "Change in Control" (as defined in paragraph 4(g) above), if: (x) Executive remains employed by the Company for a one year period after the "Change in Control" occurs or for such shorter period as the Company requests, and Executive voluntarily terminates his employment within 3 months thereafter, or (y) the Company or its successor terminates the Executive Without "Cause" within 24 months after the "Change of Control" occurs, or (z) Executive terminates his employment for "Good Reason" within 12 months after the "Change of Control" occurs, then: (I) the Company shall pay Executive a lump sum payment equal to 3 times the Executive's then current annual base salary and most recent annual bonus; (ii) the Company shall pay Executive any accrued and unpaid Base Salary and accrued and unused vacation pay through the effective date of Executive's termination, and any other monies owed Executive by the Company at that time; (iii) all previously unvested stock options, stock appreciation rights and stock performance tights then owned by Executive shall immediately vest and become fully exercisable as of the date of termination for a period of one year; (iv) Executive shall continue to be covered (or to have the right to maintain his own coverage), at the Company's expense for health, medical and term life insurance as provided in paragraph 3(e) above, on the same basis as prior to the termination, including any dependant coverage, to the later of the third anniversary date of the effective date of termination of Executive and the date on which Executive and Executive's spouse both have attained age 65; and
(v) Executive shall be entitled to all post-employment benefits required under applicable law.

          (f) Release. As a condition of receiving all payments due to Executive pursuant to this Agreement and any other plan or agreement in existence at the time of termination pursuant to which Executive is entitled to receive a payment or payments from the Company, the Executive or a representative of his estate or his beneficiaries shall execute and deliver to the Company a general release (with other similar standard provisions) of the Company and its directors and employees from all claims of any kind whatsoever arising out of Executive's employment or termination thereof (including without limitation, all applicable federal, state and local civil tights' and discrimination claims, but excluding rights under this Agreement or such other plan or agreement entitling Executive to payment) in such form as requested by the Company.

     6. Indemnification.

          (a) During the term of this Agreement and thereafter throughout all applicable limitation periods, the Company shall provide the Executive (including his heirs, personal representatives, executors and administrators) with such coverage, as will be generally available to senior officers of the Company under the Company's then current directors and officers liability insurance policy at the Company's sole expense.

          (b) In addition to the insurance coverage provided for in paragraph 6(a) above, the Company shall defend., hold harmless and indemnify the Executive (and his heirs, personal representatives, executors and administrators) to the fullest extent permitted under applicable law, against all expenses and

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liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which the Executive may be involved by reason of his having been an officer, director or employee of the Company (whether or not he continues to be an officer, director or employee of the Company at the time such expenses or liabilities are incurred), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys' fees and the cost of reasonable settlements. The Company shall maintain bylaws authorizing such indemnification of the Executive to the fullest extent permitted by law.

          (c) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Company has agreed to provide insurance coverage or indemnification under this paragraph, the Company shall, to the fullest extent permitted under applicable law, advance all expenses (including the reasonable attorneys' fees, related fees and expenses, judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding. Executive agrees to reimburse the Company for the amount of all of the expenses actually paid by the Company to or on behalf of the Executive in the event a court or arbitrator, as applicable to the case, ultimately determines that the Executive is not entitled to indemnification by the Company for such expenses. The Executive also agrees to assign to the Company all tights of the Executive to insurance proceeds under any policy of directors and officers liability insurance to the extent of the amount of the expenses actually paid by the Company to or on behalf of the Executive.

     7. Gross-Up Payment.

          (a) In the event that any payment received by the Executive or paid by the Company on behalf of the Executive under this Agreement or under any other plan, arrangement or agreement with the Company or any person whose actions result in a Change in Control (collectively, the "Total Payments") will be subject to the excise tax (the "Excise Tax") imposed by Section 4999 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") as computed under Section 7(f) hereof,

          (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code, shall be treated as subject to the Excise Tax, unless in the written opinion of tax counsel selected by mutual agreement of Executive and Company such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount, as defined in Section 280G(b)(3)(A) of the Code (the "Base Amount") allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits of any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

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          (c) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income and other taxes at the highest applicable marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income and other taxes at the highest applicable marginal rate of taxation in the state and locality of the Executive's residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and any other taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined or upon the Executive's receipt of a refund from the taxing authorities of the amount attributable to the reduction in the excise tax, whichever is later, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and other taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          (d) The Gross-Up Payment payable under this Agreement shall be payable on the earlier of (i) the date the Company is required to withhold the Excise Tax pursuant to Section 4999 of the Code, or (ii) five (5) business days prior to the date the Executive is required to pay the Excise Tax.

          (e) Executive shall notify the Company in writing of any audit or review by the Internal Revenue Service of the Executive's federal income tax return relating to any payment under this Agreement within ten (10) days of the Executive's receipt of notice of such audit or review. In addition, the Executive shall notify the Company in writing of the final resolution of such audit or review within ten (10) days of such resolution.

          (f) The parties hereto intend that the gross-up contemplated by this
Section 7 shall not apply to amounts received by the Executive under the Lawson Products, Inc. Long-Term Capital Accumulation Plan (the "CAP"). The parties further intend that the Gross-Up Payment shall be computed such that the net amount retained by the Executive with respect to all amounts other than the CAP (the "Non-CAP Compensation"), after deduction of any Excise Tax on the Non-CAP Compensation and of any federal, state and local income, excise or other taxes upon the Gross-Up Payment shall be equal to the Non-CAP Compensation. For purposes of such computation: (i) the Total Payments shall be taken into account in determining whether Excise Tax is due, and (ii) the Base Amount shall be deemed to be allocated first to amounts received under the CAP.

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     8. Protection of Company Assets.

          (a) Non-Competition. During Executive's employment by the Company and for two years after the effective date of termination of Executive's employment with the Company, whether voluntary or involuntary and regardless of the reason, or if for no reason, Executive will not, without the prior written consent of the Company, engage in "Competition" with the Company. For purposes of this paragraph 8, Company shall mean Lawson Products, Inc. and each of its subsidiaries and affiliates. For purposes of this Agreement, "Competition" shall mean: participating, directly or indirectly, as an advisor, principal, agent, partner, officer, director, employee, stockholder, member, owner, associate, consultant or in any capacity whatsoever in a business in competition, as determined by the Company in its reasonable discretion, with any business conducted by the Company as of the effective date of termination, The prohibition against being a stockholder in a competing company shall not apply to any publicly traded company in which the Executive has less than a one percent ownership interest,

          (b) Trade Secrets, Confidential Information anti Customer Relationships. Executive acknowledges that: (1) the Company has developed and will continue to develop at great expense confidential information and trade secrets, including without limitation, identities of the Company's clients, customers, manner and methods of doing business, pricing, financial information, the Company's plans, activities and systems under development, and all other nonpublic information about the Company's business ("Confidential Information");
(2) the Company has developed and will continue to develop at great expense near permanent relationships with its clients and customers; (3) in the course of his employment for the Company, the Executive will learn Confidential Information, and will have contact with and access to the Company's clients and customers;
(4) competitors of the Company could utilize the Company's Confidential Information to the Company's detriment; and (5) the Company would suffer irreparable harm if the Executive was to make Confidential Information known to others and/or use the Executive's access to the Company's clients, customers, and/or referral sources to impair the Company's near permanent relationships with them,

          (c) Confidentiality. The Executive agrees that the Executive will not divulge to any person, or use for any purpose other than the performance of his duties for the Company, the Confidential Information. Notwithstanding the foregoing, the Executive is not restricted from using any information that has become public, or any knowledge acquired during the course of his employment with the Company that is generally known to persons of the Executive's experience at other companies in the industry.

          (d) Non-Solicitation. During the Executive's employment by the Company and two years after the date Executive receives the final payment of monies due under this Agreement, whether Executive's termination was voluntary or involuntary and regardless of the reason, if any, the Executive agrees that the Executive will not: (1) solicit business which is competitive with the business of the Company, directly or indirectly, from any client or customer of the Company with whom the Executive had any contact or about whom the Executive acquired any Confidential Information during his employment by the Company, or encourage any such client or customer to cease doing business with the Company; or (2) recruit, solicit or encourage any employee to leave the employ of the Company, or recruit, solicit or encourage any independent agent to terminate the agent's relationship with Company.

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          (e) Return of Property. Upon termination of the Executive's employment by the Company, whether voluntary or involuntary and regardless of the reason if any, the Executive will return to the Company all Confidential Information and all other originals and copies of all materials of any type which the Executive obtained in the course of his employment with the Company, including without limitation, lists of clients, customers, pricing or other financial information, keys, computer equipment and discs and office equipment.

          (f) Assignment of Intellectual Property Rights. The Executive agrees to assign to the Company any and all intellectual property rights including patents, trademarks, copyright arid business plans or systems developed, authored or conceived by the Executive, whether alone or jointly, while employed by and relating to the business of the Company. The Executive agrees to cooperate with the Company to perfect ownership rights thereof in the Company. This agreement does not apply to an invention for which no equipment, supplies, facility or Confidential Information of Company was used1 and which was developed entirely on the Executive1s own time, unless: (1) the invention relates to the business of the Company or to actual or anticipated research or development of the Company; or (2) the invention results from any work performed by the Executive for the Company.

          (g) Remedies. The Executive acknowledges that the Company would be irreparably injured if the Executive violated any of the provisions of paragraph 8 of this Agreement, and that actual damages due to any such breach may be difficult to ascertain and would be inadequate. The Executive agrees that if the Executive breaches any of the provisions of paragraph 8 of this Agreement, the Company will be entitled, in addition to any other remedies and damages available, to an injunction and/or temporary restraining order to restrain any violation or threatened violation by the Executive and all persons acting with or for the Executive.

     9. Disputes. The Company and the Executive agree to attempt to resolve any employment related dispute between them quickly and fairly, and in good faith. Should such a dispute remain unresolved, the Company and the Executive irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States located in Chicago, Illinois over any suit, action or proceeding arising out of or relating to this Agreement. The Company and the Executive irrevocably and unconditionally agree to personal jurisdiction and venue of any such suit, action or proceeding in the courts of the State of Illinois or of the United States located in Chicago, Illinois.

     10. Cooperation After Termination of Agreement. Following termination of this Agreement, regardless of the reason for termination, the Executive will reasonably cooperate with the Company in the prosecution or defense of any claims, controversies, suits, arbitrations or proceedings involving events occurring prior to the termination of this Agreement. Executive acknowledges that in light of his position as Chief Executive Officer of the Company, he is in the possession of confidential information that may be privileged under the attorney-client and/or work product privileges. Executive agrees to maintain the confidences and privileges of the Company and acknowledges that any such confidences and privileges belong solely to the Company and can only be waived by the Company, not Executive. In the event Executive is subpoenaed to testify or otherwise requested to provide information in any matter, including without limitation, any court action, administrative proceeding or government audit or

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investigation, relating to the Company, Executive agrees that: (a) he will promptly notify the Company of any subpoena, summons or other request to testify or to provide information of any kind no later than three days after receipt of such subpoena, summons or request and, in any event, prior to the date set for him to provide such testimony or information; (b) he will cooperate with the Company with respect to such subpoena, summons or request for information; (c) he will not voluntarily provide any testimony or information without permission of the Company unless required by law; (d) he will permit the Company to be represented by an attorney of the Company's choosing at any such testimony or with respect to any such information to be provided; and (e) he will follow the instructions of the attorney designated by the Company with respect to whether testimony or information is privileged by the attorney-client and/or work product privileges of the Company. The parties agree that the Company shall be responsible for all expenses of Executive incurred in connection with the fulfillment of Executive's obligations under this paragraph 10.

     11. Miscellaneous.

          (a) The Agreement supersedes any prior agreements, and expresses the entire agreement between the parties with respect to the Executive's employment by the Company, provided, however, the terms of any benefit plan will remain applicable to the particular benefit plan and the terms of the CAP will remain applicable to the CAP. The parties agree and acknowledge that the definitions of terms applicable to this Agreement are different than the definitions of those same terms of the CAP, and may result in seemingly contradictory results. For example, a change in control under this Agreement may not constitute a change in control under the CAP. The parties agree and acknowledge that such seemingly contradictory results are intended, and that this Agreement shall be governed solely by the terms and definitions set forth herein and that the CAP shall be governed solely by the terms and definitions set forth in the CAP.

          (b) Any modification of the Agreement must be in writing and signed by both parties.

          (c) If any provision of the Agreement is found by a court to be unenforceable in whole or in part for any reason, the remaining provisions of the Agreement will remain in effect and shall be enforceable to the fullest extent permitted by law.

          (d) The Agreement is binding upon and shall inure to the benefit of the Executive's heirs, executors, administrators or other legal representatives, and upon the successors of, or any company into which, the Company merges or consolidates. The Agreement, as being one for personal services, is not assignable by either party, without the written consent of the other party.

          (e) The Agreement shall be governed by and construed in accordance with the Jaws of the State of Illinois without regard to the choice of law or conflict of law principles thereof.

          (f) Any notice by any party to the other party must be mailed by registered or certified mail, postage prepaid, to the address specified below, or to any change of address indicated by either party upon receipt of written notice of same. Notice will be deemed received on the third business day following the day on which it was mailed, postage prepaid.

AGREED:                                          AGREED:

LAWSON PRODUCTS, INC.                            ROBERT J. WASHLOW

By:  /s/ Jeffrey B. Belford                      /s/ Robert J. Washlow
   ---------------------------------------       ---------------------
Name:  Jeffrey B. Belford
Title: President & Chief Operating Officer
Date:  December 21, 2004                         Date:    December 21, 2004


NOTICE ADDRESS:                                  NOTICE ADDRESS:

     Lawson Products, Inc.                            700 North Green Bay Road
----------------------------------------------   -------------------------------

     1666 East Touhy Avenue                           Lake Forest, IL  60014
----------------------------------------------   -------------------------------

     Des Plaines, IL  60018
----------------------------------------------


Acknowledged and approved this 23rd day of December, 2004, by the Compensation Committee of the Board of Directors of Lawson Products, Inc.



                                             By:  /s/ Robert G. Rettig
                                                --------------------------------
                                                     Chairman

                                      -12-